Exhibit 24.2

ASSISTANT SECRETARY’S CERTIFICATE

OF

BB&T CORPORATION

I, DAVID L. CRAVEN, as Assistant Secretary of the Corporation, DO HEREBY CERTIFY that:

The following is a true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of BB&T Corporation duly called and held on October 28, 2003, at which a quorum was present and acting throughout. Said resolution is still in full force and effect.

“RESOLVED FURTHER, that each officer and director of the Corporation who may be required to execute the Registration Statement (whether on behalf of the Corporation or as an officer or director of the Corporation) hereby is authorized to execute a power of attorney nominating, constituting and appointing John A. Allison, Henry G. Williamson, Jr. and Scott E. Reed, or any one of them severally, to be his true and lawful attorney-in-fact and to sign in his name and on his behalf in any and all capacities stated above, and to file with Commission the Registration Statement and to file any and all amendments, including post-effective amendments on Form S-4 or other appropriate form, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his behalf in any and all capacities stated above to enable the Corporation to comply with the provisions of the Securities Act, and all requirements of the Commission;”

WITNESS my hand this 25th day of November, 2003.

/s/ David L. Craven
David L. Craven, Assistant Secretary